Exhibit 3.1 AMENDED AND RESTATED BYLAWS OF FIDELITY NATIONAL INFORMATION SERVICES, INC. (A GEORGIA CORPORATION) EFFECTIVE AS OF OCTOBER 31, 2024

i TABLE OF CONTENTS Article One. Meetings of the Shareholders ..................................................................................... 1 Section 1.1. Annual Meeting ..................................................................................................... 1 Section 1.2. Special Meetings ................................................................................................... 1 Section 1.3. Notice of Meetings ................................................................................................ 1 Section 1.4. Voting Groups ....................................................................................................... 2 Section 1.5. Quorum.................................................................................................................. 2 Section 1.6. Vote Required for Action ...................................................................................... 2 Section 1.7. Adjournments ........................................................................................................ 2 Section 1.8. Presiding Officer ................................................................................................... 2 Section 1.9. Voting of Shares .................................................................................................... 2 Section 1.10. Proxies ................................................................................................................... 3 Section 1.11. Record Date ........................................................................................................... 3 Section 1.12. Shareholder Proposals and Nominations .............................................................. 3 Section 1.13. Conduct of Meeting ............................................................................................. 12 Section 1.14. Inspectors ............................................................................................................ 13 Article Two. Board of Directors ................................................................................................... 13 Section 2.1. General ................................................................................................................ 13 Section 2.2. Number of Directors; Term of Office; Eligibility ............................................... 13 Section 2.3. Election of Directors ........................................................................................... 13 Section 2.4. Vacancies ............................................................................................................ 14 Section 2.5. Resignations ........................................................................................................ 14 Section 2.6. Regular Meetings ................................................................................................ 14 Section 2.7. Special Meetings ................................................................................................. 14 Section 2.8. Notice of Meetings .............................................................................................. 14 Section 2.9. Quorum; Adjournments....................................................................................... 14 Section 2.10. Vote Required for Action .................................................................................... 15 Section 2.11. Action by Directors Without a Meeting .............................................................. 15 Section 2.12. Compensation of Directors.................................................................................. 15 Section 2.13. Proxy Access ....................................................................................................... 15 Article Three. Elections of Officers and Creation of Committees................................................ 21 Section 3.1. Election of Officers ............................................................................................. 21 Section 3.2. Committees.......................................................................................................... 22 Article Four. Officers .................................................................................................................... 22

ii Section 4.1. Officers ................................................................................................................ 22 Section 4.2. Chairman of the Board ........................................................................................ 22 Section 4.3. Vice Chairman of the Board................................................................................ 22 Section 4.4. Chief Executive Officer ...................................................................................... 22 Section 4.5. President .............................................................................................................. 23 Section 4.6. Chief Operating Officer ...................................................................................... 23 Section 4.7. Corporate Executive Vice Presidents .................................................................. 23 Section 4.8. Corporate Senior Vice Presidents ....................................................................... 23 Section 4.9. Treasurer.............................................................................................................. 23 Section 4.10. Secretary .............................................................................................................. 24 Section 4.11. Voting of Stock ................................................................................................... 24 Article Five. Indemnification ........................................................................................................ 24 Section 5.1. Definitions ........................................................................................................... 24 Section 5.2. Basic Indemnification Arrangement ................................................................... 25 Section 5.3. Advances for Expenses ....................................................................................... 26 Section 5.4. Court-Ordered Indemnification and Advances for Expenses ............................. 26 Section 5.5. Determination of Reasonableness of Expenses ................................................... 26 Section 5.6. Indemnification of Employees and Agents ......................................................... 27 Section 5.7. Liability Insurance............................................................................................... 27 Section 5.8. Witness Fees ........................................................................................................ 27 Section 5.9. Report to Shareholders ........................................................................................ 27 Section 5.10. No Duplication of Payments; Nonexclusive ....................................................... 28 Section 5.11. Subrogation ......................................................................................................... 28 Section 5.12. Contract Rights .................................................................................................... 28 Section 5.13. Amendments........................................................................................................ 28 Article Six. Capital Stock ............................................................................................................. 28 Section 6.1. Direct Registration of Shares .............................................................................. 28 Section 6.2. Certificates for Shares ......................................................................................... 28 Section 6.3. Transfer of Shares ............................................................................................... 29 Section 6.4. Authorization to Issue Shares and Regulations Regarding Transfer and Registration ............................................................ 29 Article Seven. Distributions and Dividends .................................................................................. 29 Section 7.1. Authorization or Declaration ............................................................................... 29 Section 7.2. Record Date with Regard to Distributions and Share Dividends ........................ 29 Article Eight. Miscellaneous ......................................................................................................... 29

iii Section 8.1. Corporate Seal ..................................................................................................... 29 Section 8.2. Inspection of Books and Records ........................................................................ 29 Section 8.3. Conflict with Articles of Incorporation or Code ................................................. 30 Section 8.4. Severability.......................................................................................................... 30 Article Nine. Amendments ........................................................................................................... 30 Section 9.1. Amendments........................................................................................................ 30 Article Ten. Fair Price Requirements ........................................................................................... 30 Section 10.1. Fair Price Requirements ...................................................................................... 30 Article Eleven. Business Combinations ........................................................................................ 31 Section 11.1. Business Combinations ....................................................................................... 31 Article Twelve. Emergency Bylaws ............................................................................................. 31 Section 12.1. Emergency Bylaws .............................................................................................. 31 Section 12.2. Meetings; Notice ................................................................................................. 31 Section 12.3. Quorum................................................................................................................ 31 Section 12.4. Action Taken in Good Faith ................................................................................ 31 Section 12.5. Amendment or Repeal ......................................................................................... 31 Section 12.6. Definitions ........................................................................................................... 32

1 AMENDED AND RESTATED BYLAWS OF FIDELITY NATIONAL INFORMATION SERVICES, INC. (effective October 31, 2024) ARTICLE ONE. MEETINGS OF THE SHAREHOLDERS Section 1.1. Annual Meeting. The annual meeting (the “Annual Meeting”) of the shareholders of Fidelity National Information Services, Inc. (the “Company”) shall be held at such time and place as shall be fixed by the board of directors of the Company (the “Board of Directors” or the “Board”) or a duly authorized committee thereof, for the purpose of electing directors (“Directors”) to the Board of Directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that the Annual Meeting may be held wholly or partially by means of remote communication as authorized by the Georgia Business Corporation Code (as amended from time to time, the “Code”). The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting for any reason. Section 1.2. Special Meetings. Special meetings of the shareholders may be held at the principal office of the Company or at such other place as may be named in the call therefor. The Board of Directors may determine that a special meeting of the shareholders may be held wholly or partially by means of remote communication as authorized by the Code. Such special meetings may be called by the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, the Board of Directors by vote at a meeting of the Board of Directors or a majority of the Directors in writing without a meeting. Such special meetings may be also called by the holders of one hundred percent (100%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such holders sign, date, and deliver to the Company one or more demands in writing or by electronic transmission for the meeting describing the purpose or purposes for which it is to be held. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting for any reason. Section 1.3. Notice of Meetings. Unless waived in accordance with the Code, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than 10 days nor more than 60 days before the date thereof to each shareholder entitled to vote at that meeting. In the case of an Annual Meeting, the notice need not state the purpose or purposes of the meeting unless the Articles of Incorporation of the Company, as amended or amended and restated from time to time (the “Articles of Incorporation”), or the Code requires the purpose or purposes to be stated in the notice of the meeting. Any irregularity in such notice shall not affect the validity of the Annual Meeting or any action taken at such meeting. In the case of a special meeting of the shareholders, the notice of meeting shall state the

2 purpose or purposes for which the meeting is called, and only business within the purpose or purposes described in such notice may be conducted at the meeting. Section 1.4. Voting Groups. “Voting group” as used in these Amended and Restated Bylaws (as further amended, restated or amended and restated from time to time, these “Bylaws”) means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group. Section 1.5. Quorum. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation or the Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 1.11. Section 1.6. Vote Required for Action. If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, provisions of these Bylaws validly adopted by the shareholders, or the Code requires a greater number of affirmative votes. If the Articles of Incorporation or the Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Section 1.7. Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the presiding officer, the Board of Directors or the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. Section 1.8. Presiding Officer. The Chairman of the Board of Directors shall call the meeting of the shareholders to order and shall act as chair of such meeting (the “presiding officer”). In the absence of the Chairman of the Board of Directors, the meeting shall be called to order by any one of the following officers then present, in the following order: the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Corporate Executive Vice President, or any Corporate Senior Vice President, who shall act as the presiding officer. The Secretary of the Company shall act as secretary of the meeting of the shareholders. In the absence of the Secretary, at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting. Section 1.9. Voting of Shares. Unless the Articles of Incorporation or the Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

3 Section 1.10. Proxies. A shareholder entitled to vote pursuant to Section 1.9 may vote in person or by proxy pursuant to an appointment of proxy executed by the shareholder either in writing or pursuant to an electronic or telephonic transmission, provided that the transmission contains or is accompanied by information from which it can be determined that the shareholder authorized the transmission. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than 11 months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. Section 1.11. Record Date. For the purpose of determining shareholders entitled to notice of a meeting of the shareholders, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than 70 days prior to the date on which the particular action, requiring a determination of the shareholders, is to be taken. A determination of the shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the 70th day preceding the date on which the particular action, requiring a determination of the shareholders, is to be taken shall be the record date for that purpose. Section 1.12. Shareholder Proposals and Nominations. (a) No proposal for a shareholder vote on any matter, other than nominations of persons for election to the Board of Directors, shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the Noticing Shareholder (as defined below) (i) shall have submitted a written notice (a “Shareholder Proposal Notice”) setting forth with particularity: (A) a description of the Shareholder Proposal; (B) the text of the Shareholder Proposal (including the text of any resolutions proposed for consideration and if such business includes a Shareholder Proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed amendment); (C) the reasons for proposing such Shareholder Proposal at the meeting; (D) any material interest in such Shareholder Proposal of any Proposing Person, other than an interest arising from the ownership of Company securities where such Proposing Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and (E) all other information relating to such Shareholder Proposal that would be required to be disclosed in a proxy statement filing made with the U.S. Securities and Exchange Commission (the “SEC”) by any Proposing Person in connection with the contested solicitation of proxies in support of such Shareholder Proposal pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation and (ii) shall have complied with the other requirements and procedures set forth in this Section 1.12 with respect to Shareholder Proposal Notices. This Section 1.12 is not intended to apply to, and shall not be deemed to restrict any rights of shareholders with respect to, proposals made pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act, that are included in the Company’s proxy statement.

4 (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are properly nominated by shareholders in accordance with the procedures set forth in this Section 1.12 or Section 2.13 (Proxy Access), shall be eligible for election, or qualified to serve, as Directors. Nominations of individuals pursuant to this Section 1.12 for election to the Board of Directors of the Company at any Annual Meeting or any special meeting of shareholders at which Directors are to be elected may be made by any shareholder of the Company who is a shareholder of record on the date of the giving of the Nomination Notice through the time of the meeting, who is entitled to vote for the election of Directors at that meeting, and who complies with the procedures set forth in this Section 1.12. Nominations by shareholders pursuant to this Section 1.12 shall be made by written notice (a “Nomination Notice”), which shall set forth or provide as to each person, if any, whom the Noticing Shareholder proposes to nominate for election as a Director (each, a “Proposed Nominee”): (i) the name, date of birth, business address and residence address of such Proposed Nominee; (ii) the business experience during the past five years of such Proposed Nominee, including such Proposed Nominee’s principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of such Proposed Nominee’s responsibilities and level of professional competence as may be sufficient to permit assessment of such prior business experience; (iii) whether such Proposed Nominee is or has ever been at any time in the previous three (3) years a director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such Proposed Nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (v) whether such Proposed Nominee has, within the past ten (10) years, been convicted in a criminal proceeding or been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy; (vi) a completed questionnaire and representation and agreement by such Proposed Nominee as required under Section 1.12(f) to be provided by a nominee for election as a Director of the Company; (vii) all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement by any Proposing Person in connection with the solicitation of proxies for a contested election of directors pursuant to Section 14(a) of the Exchange Act, including such Proposed Nominee’s written consent to being named in the Company’s proxy statement and form of proxy as a nominee and to serving as a Director if elected signed by the Proposed Nominee, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation; (viii) a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and such Proposed Nominee, on the other hand, or that such Proposed Nominee knows that any of such Proposed Nominee’s Associates has with any Proposing Person, including all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant; (ix) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a

5 potential conflict of interest with the Company or any of its subsidiaries; and (x) the date(s) of first contact between any of the Proposing Persons, on the one hand, and the Proposed Nominee, on the other hand, with respect to the Company and any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a Director of the Company. (c) To be in proper written form, a Shareholder Proposal Notice or Nomination Notice must set forth as to each Proposing Person: (i) the name and business address of such Proposing Person(s), and the name and address of such Proposing Person(s), as they appear on the Company’s books (if they so appear); (ii) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially or held of record by such Proposing Person (including any class or series of shares of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future), and (A) the date or dates such shares were acquired, (B) the investment intent of such acquisition, and (C) any pledge by such Proposing Person with respect to any of such shares; (iii) any agreements, arrangements or understandings entered into by such Proposing Person or such Proposing Person’s Affiliates with respect to equity securities of the Company, including any Derivative Instruments (as defined below), borrowed shares or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the Shareholder Proposal Notice or Nomination Notice, as applicable, and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings; (iv) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship (A) pursuant to which such Proposing Person has a right to vote, directly or indirectly, any shares of the Company or (B) with respect to the Shareholder Proposal Notice or Nomination Notice, as applicable; (v) any Derivative Instrument owned beneficially, directly or indirectly, by any such Proposing Person or to which any such Proposing Person is a party, all of which Derivative Instruments shall be disclosed without regard to whether (A) any such Derivative Instrument conveys any voting rights in shares of any class or series of shares of the Company to such Proposing Person, (B) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of shares of the Company or (C) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of any such Derivative Instrument; (vi) any rights to dividends on the shares of the Company owned beneficially, directly or indirectly, by any such Proposing Person that are separated or separable from such underlying shares; (vii) the name of each nominee holder for, and number of, any securities of the Company owned beneficially but not of record by such Proposing Person; (viii) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is a manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (ix) any direct or indirect interest (other than solely as a result of security ownership) of such Proposing Person in any contract with the Company or any Affiliate of the Company (including any employment agreement, collective bargaining agreement or consulting agreement); (x) a description of, to the knowledge of the Noticing Shareholder (or the beneficial

6 owner(s) on whose behalf such Noticing Shareholder is submitting a notice to the Company), any pending or threatened legal proceeding or investigation in which such Proposing Person is a party or participant directly involving or relating to the Company or any current or former officer, Director or Affiliate of the Company; (xi) a description of any violations by such Noticing Shareholder or by, to such Noticing Shareholder’s knowledge, any other Proposing Person of federal or state securities laws relating to the disclosure of information (and supplemental disclosure that, if it had been provided, would have cured such violation); (xii) a representation that neither the Noticing Shareholder nor, to the Noticing Shareholder’s knowledge, any other Proposing Person has breached any contract or other agreement, arrangement or understanding with the Company, or in the event of any such breach, a description thereof; (xii) a description of all agreements, arrangements or understandings (A) between or among the Noticing Shareholder and any other Proposing Person or (B) between or among the Noticing Shareholder or, to the knowledge of the Noticing Shareholder (or the beneficial owner(s) on whose behalf such Noticing Shareholder is submitting a notice to the Company), any other Proposing Person, and any other person or entity (naming such person(s) or entity), in each case, (A) pertaining to the nomination(s) or other business proposed to be brought before the meeting or (B) pursuant to which such Proposing Person has a right to vote, directly or indirectly, any shares of the Company (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act); (xiii) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement if, with respect to any such nomination or item of business, such Proposing Person was a participant in a contested solicitation subject to Section 14(a) of the Exchange Act, whether or not any such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation; (xiv) any other information about any Derivative Instrument that would be required to be disclosed in a proxy statement required to be filed with the SEC in support of any nomination or item of business, as if such Proposing Person was a participant in a solicitation pursuant to Section 14(a) of the Exchange Act, and as if such Derivative Instrument was treated the same as securities of the Company under such requirements; and (xv) all information that would be required to be set forth in a Schedule 13D filed pursuant to SEC Rule 13d-1(a) or an amendment pursuant to SEC Rule 13d-2(a) as if such a statement were required to be filed under the Exchange Act by such Proposing Person (regardless of whether such Proposing Person is actually required to file a Schedule 13D); provided, however, the disclosures in the foregoing clauses (i) through (xv) shall not include any disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such person, an “Exempt Party”). (d) To be in proper written form, a Shareholder Proposal Notice or Nomination Notice must set forth as to the Noticing Shareholder: (i) a representation that (A) the Noticing Shareholder is a holder of record of shares of the Company at the time of the giving notice of the Shareholder Proposal Notice or Nomination Notice, as applicable, provided for in these Bylaws and is entitled to vote at the applicable meeting and (B) the Noticing Shareholder (or a Qualified Representative (as defined below) thereof) intends to appear in person at the meeting to present such Proposed Nominee(s) for election or to bring such Shareholder Proposal(s) before the meeting, and an acknowledgement that if such Noticing Shareholder (or a Qualified Representative thereof) does not appear at such meeting (including virtually in the case of a

7 meeting held solely by means of remote communication) to present the Proposed Nominee(s) for election or to bring such Shareholder Proposal(s) before the meeting, as applicable, the Company need not present such Proposed Nominee(s) for election or bring such Shareholder Proposal(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company; (ii) identification of the names and addresses of any other shareholders (including beneficial owners) known by such Noticing Shareholder (or the beneficial owner(s) on whose behalf such Noticing Shareholder is submitting a notice to the Company) to provide financial support for such nomination(s) or other proposed business submitted by the Noticing Shareholder and, to the extent known, the class and number of shares of the Company owned beneficially or of record by such other shareholders (or beneficial owners); (iii) a representation as to whether or not any Proposing Person intends to or is part of a group (as such term is used in SEC Rule 13d-5) that intends to (A) solicit proxies in support of Director nominees other than the Company’s nominees in accordance with SEC Rule 14a-19 or (B) engage in a solicitation (within the meaning of SEC Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or Shareholder Proposal to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and (iv) a representation that the Noticing Shareholder (and any beneficial owner(s) on whose behalf such Noticing Shareholder is submitting a notice to the Company) has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.12. (e) If a Shareholder Proposal Notice or Nomination Notice is to be submitted with respect to an Annual Meeting, it shall be delivered to and received by the Secretary of the Company at the principal executive office of the Company not later than 120 days before, and not earlier than 150 days before, the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting; provided, however, that the requirement for such Shareholder Proposal Notice or Nomination Notice to be delivered to and received by the Secretary of the Company at the principal executive office of the Company not earlier than 150 days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting shall not apply for any notice submitted in respect of the 2025 Annual Meeting of Shareholders. However, if no Annual Meeting was held in the previous year, or if the date of the Annual Meeting is more than 30 days prior to, or more than 60 days after, the first anniversary of the date of the previous year’s Annual Meeting, the notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not later than the last to occur of (i) the date that is 150 days prior to the date of the contemplated Annual Meeting or (ii) the date that is 10 days after the date of the first Public Announcement of the date of the contemplated Annual Meeting. In no event shall the adjournment, postponement, rescheduling or judicial stay of an Annual Meeting (or the Public Announcement thereof) commence a new period (or extend any period) for the giving of a Shareholder Proposal Notice or Nomination Notice as described above. Subject to Section 1.3 as to matters that may be acted upon at a special meeting of the shareholders, if a Shareholder Proposal Notice or Nomination Notice is to be submitted with respect to a special meeting of the shareholders, it shall be delivered to the Secretary of the Company at the principal executive office of the Company no later than the Close of Business on the earlier of (i) the 30th day following the Public Announcement that a matter will be submitted to a vote of the shareholders at a special meeting or (ii) the 10th day

8 following the day on which notice of the special meeting was given. In no event shall an adjournment, postponement, rescheduling or judicial stay of a special meeting (or the Public Announcement thereof) commence a new period (or extend any period) for the giving of a Shareholder Proposal Notice or Nomination Notice as described above. (f) To be eligible to be a nominee for election or reelection as a Director of the Company, whether at an Annual Meeting or a special meeting of the shareholders, a Nomination Notice delivered pursuant to this Section 1.12 must include a completed written questionnaire with respect to the background and qualification of such Proposed Nominee completed by such Proposed Nominee in the form required by the Company (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Shareholder within ten (10) days after receiving such request) and a written representation and agreement completed by such Proposed Nominee in the form required by the Company (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to the Noticing Shareholder within ten (10) days after receiving such request) that such Proposed Nominee: (i) is not and will not become a party to any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as Director, will act or vote on any issue or question to be decided by the Board of Directors (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as Director, with such Proposed Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company, including any agreement to indemnify such Proposed Nominee for obligations arising as a result of such Proposed Nominee’s service as Director, in connection with such Proposed Nominee’s Nomination Notice, service or action as Director that has not been disclosed to the Company; (iii) will, if elected as Director, comply with all applicable laws and stock exchange listing standards, the Articles of Incorporation, these Bylaws and the Company’s policies, guidelines and principles applicable to Directors, including, without limitation, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines, in each case as applicable to Directors (which guidelines and policies that are not publicly disclosed will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (iv) intends to serve a full term as a Director, if elected; and (v) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. (g) General. (i) The number of Proposed Nominees a Noticing Shareholder may nominate for election at a meeting of shareholders shall not exceed the number of Directors to be elected at such meeting and, for the avoidance of doubt, no Noticing Shareholder shall be entitled to

9 identify any additional or substitute persons as Proposed Nominees following the expiration of the applicable time period set forth in Section 1.12(e). (ii) Except as otherwise provided by law or in these Bylaws, the Board of Directors or the presiding officer at a meeting of the shareholders shall have the power and duty (A) to determine whether a Nomination Notice or Shareholder Proposal was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12, and (B) if any Nomination Notice or Shareholder Proposal was not made or proposed in compliance with this Section 1.12, to declare that such Nomination Notice shall be disregarded or that such Shareholder Proposal shall not be transacted, in each case, notwithstanding that proxies in respect to such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the Noticing Shareholder (or a Qualified Representative thereof) does not appear at the Annual Meeting or a special meeting of shareholders of the Company to present its nomination or Shareholder Proposal, such proposed nomination shall be disregarded and such Shareholder Proposal shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Company. (iii) The Board of Directors may request that any Noticing Shareholder furnish such additional information as may be reasonably required by the Board of Directors with respect to any Shareholder Proposal, with respect to the solicitation of proxies from the Company’s shareholders, or to determine the eligibility, suitability or qualifications of a Proposed Nominee to serve as a Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Company’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Company. Such Noticing Shareholder shall provide such additional information within ten (10) business days after it has been requested by the Board of Directors. (iv) A Proposing Person shall update its Nomination Notice or Shareholder Proposal Notice, as applicable, and any other information provided to the Company so that the information provided or required to be provided in such notice is true and correct in all material respects as of the record date of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than the Close of Business ten (10) days after the record date of the meeting (in the case of the update required to be made as of the record date), and not later than the Close of Business eight (8) business days prior to the date for the meeting or any adjournment, postponement or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof). Notwithstanding the foregoing, if a Noticing Shareholder no longer plans to solicit holders of shares of the Company in accordance with its representation pursuant to Section 1.12(d)(vi), such Noticing Shareholder shall inform the Company of this change by

10 delivering a writing to the Secretary at the principal executive offices of the Company no later than two (2) business days after the occurrence of such change. A Noticing Shareholder shall also update its notice so that the information required by Section 1.12(c)(xv) is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 1.12(c)(xv). For the avoidance of doubt, any information provided pursuant to this Section 1.12(g)(iv) shall not be deemed to cure any deficiencies in any Nomination Notice provided by a Noticing Shareholder, extend any applicable deadlines under this Section 1.12 or enable or be deemed to permit a Noticing Shareholder to amend or update any Shareholder Proposal or to submit any new Shareholder Proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders. If a Noticing Shareholder fails to provide any written update in accordance with this Section 1.12(g)(iv), the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws. (v) If any information submitted pursuant to this Section 1.12 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Proposing Person shall notify the Secretary in writing at the principal executive offices of the Company of any material inaccuracy or change in any information submitted within two (2) business days after becoming aware of such material inaccuracy or change. Any such notification shall (A) be made only to the extent that any information submitted pursuant to this Section 1.12 has changed or become materially inaccurate since such Noticing Shareholder’s prior submission and (B) clearly identify such information that has changed or has become materially inaccurate since such Noticing Shareholder’s prior submission, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to such prior submission. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Person shall provide, within seven (7) business days after delivery of such request (or such longer period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted and (B) a written affirmation of any information submitted as of an earlier date. If the Proposing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws. (vi) Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if any Proposing Person (A) provides notice pursuant to SEC Rule 14a-19(b) and (B) subsequently fails to comply with the requirements of SEC Rule 14a-19(a)(2) and SEC Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such Proposing Person has met the requirements of SEC Rule 14a-19(a)(3) in accordance with the following sentence), then the Company shall disregard any proxies or votes solicited for the Proposed Nominees (notwithstanding that proxies in respect of such vote may have been received by the Company). Upon request by the Company, if any Proposing Person provides notice pursuant to SEC Rule 14a-19(b), such Proposing Person shall deliver to the

11 Company, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of SEC Rule 14a-19(a)(3). (vii) Notwithstanding the foregoing provisions of this Section 1.12, the Proposing Persons shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to SEC Rule 14a-8 (or any successor thereto), and any proposal included in the Company’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 1.12. (h) For purposes of these Bylaws, (i) the terms “Affiliate” and “Associate” shall have the meanings set forth in SEC Rule 12b-2; (ii) the terms “beneficial owner” and “beneficially owned” shall have the meanings set forth in Section 13(d) of the Exchange Act and SEC Rule 13d-3; (iii) the term “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (iv) the term “Derivative Instrument” shall mean any agreement, arrangement or understanding, written or oral (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Company, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any securities of the Company, or to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Company, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company; (v) the term “Noticing Shareholder” shall mean any shareholder of record submitting a Shareholder Proposal or a Nomination Notice under this Section 1.12; (vi) the term “Proposing Person” shall mean, with respect to any Noticing Shareholder: (A) such Noticing Shareholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Shareholder, on whose behalf such Noticing Shareholder is submitting the Shareholder Proposal or Nomination Notice; (C) any Affiliate or Associate of any person described in the foregoing clauses (A) and (B) (other than a shareholder that is an Exempt Party); (D) any person or entity who is a member of a “group” (as such term is used in SEC Rule 13d-5) with any person described in the foregoing clauses (A) and (B) with respect to acquiring, holding, voting or disposing of any securities of the Company; (E) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clauses (A)

12 and (B) with respect to any proposed nomination or business, as applicable, pursuant to these Bylaws; and (F) any Proposed Nominee; (vii) the term “Public Announcement” shall mean disclosure (A) in a press release issued by the Company in accordance with its customary press release procedures, which is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on Internet news sites or (B) in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and (viii) to be considered a “Qualified Representative” of a shareholder, a person must (A) be a duly authorized officer, manager or partner of such shareholder or (B) be authorized by a writing executed by such shareholder (or a reliable reproduction or an electronic transmission of such a writing) delivered by such shareholder to the Secretary at the principal executive offices of the Company prior to the making of any Nomination Notice or Shareholder Proposal at a meeting of shareholders stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders, which writing (or a reliable reproduction or an electronic transmission of such a writing) must be produced at least twenty-four (24) hours prior to the meeting of shareholders. Section 1.13. Conduct of Meeting.The Board of Directors may make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to any such rules, regulations and procedures established by the Board of Directors, the presiding officer of any meeting of the shareholders shall have the authority to, among other things, determine the order of business of the meeting and establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of shareholders conducted under the auspices of the Company after the conclusion of, or otherwise in conjunction with, any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on such person’s part will extend to the conduct of such informal session. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) conclusion, recess or adjournment of the meeting to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations and procedures for compliance with any federal, state or local laws or regulations including those concerning safety, health or security; (k) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting; and (l) any rules, regulations or procedures as the presiding officer of the meeting may deem appropriate regarding the participation by means of

13 remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of the shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 1.14. Inspectors. The Board of Directors shall appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspectors’ determinations. Each inspector shall (a) take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability and (b) fulfill the duties and obligations of an inspector as specified in the Code. An inspector may be an officer or employee of the Company. ARTICLE TWO. BOARD OF DIRECTORS Section 2.1. General. Subject to the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. Section 2.2. Number of Directors; Term of Office; Eligibility. The number of Directors shall be not less than five (5), nor more than fifteen (15), and shall be fixed from time to time within such range by a resolution of the Board of Directors. The Directors shall be elected and hold office for the terms provided in the Articles of Incorporation of the Company. No person shall be eligible for election or appointment as a Director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) and provided answers during such interviews that were accurate and reasonably complete in all material respects with respect to such person’s qualifications to serve as a Director or any other matter reasonably related to such person’s candidacy or service as a Director of the Company. Section 2.3. Election of Directors. Except as otherwise provided in the Articles of Incorporation or these Bylaws or by applicable law, each Director shall be elected by a majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present; provided that, if as of a date that is ten (10) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of Directors to be elected in such election (a “contested election”), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 2.3, a “majority of the votes cast” means that the number of votes cast “for” a Director must exceed the number of votes cast

14 “against” that Director (with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” that Director’s election). If Directors are to be elected by a plurality of the votes cast in a contested election, shareholders shall not be permitted to vote against a nominee. Section 2.4. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of Directors or from prior death, resignation, retirement, disqualification or removal from office of a Director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining Director. Any Director elected to fill a vacancy resulting from prior death, resignation, retirement, disqualification or removal from office of a Director, shall have the same remaining term as that of such Director’s predecessor. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall expire at the next Annual Meeting. The number of Directors that constitutes the entire Board of Directors shall be automatically reduced, without any further action by the Board of Directors, to eliminate any vacancy on the Board of Directors (other than a vacancy resulting from an increase in the number of Directors) immediately upon the occurrence of such vacancy, but not to fewer Directors than required by the Code, the Articles of Incorporation or these Bylaws. Section 2.5. Resignations. Any Director may resign at any time, by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or the Secretary on behalf of the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Section 2.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time. Section 2.7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board, or in the Chairman’s absence, the Vice Chairman, or the Chief Executive Officer. Special meetings of the Board may also be called by one-third of the Directors then in office. Unless otherwise indicated in the notice thereof, any and all business of the Company may be transacted at any special meeting of the Board of Directors. Section 2.8. Notice of Meetings. Unless waived in accordance with the Code, notice of each regular or special meeting of the Board of Directors, stating the date, time and place of the meeting, shall be given not less than two days before the date thereof to each Director. Section 2.9. Quorum; Adjournments. Unless the Code, the Articles of Incorporation or these Bylaws provide for a different number, a majority of the Board of Directors shall constitute a quorum for the transaction of business. Whether or not a quorum is present to organize a meeting, any meeting of Directors (including a reconvened meeting) may be adjourned by a majority of the Directors present, to reconvene at a specific time and place. At any adjourned meeting, any business may be transacted that could have been transacted at the meeting prior to adjournment. If notice of the original meeting was properly given, it shall not be

15 necessary to give any notice of the adjourned meeting or of the business to be transacted if the date, time and place of the adjourned meeting are announced at the meeting prior to adjournment. Section 2.10. Vote Required for Action. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws provide for the vote of a different number of Directors or of specific Directors. Section 2.11. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors or of the committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each Director or each Director serving on the committee, as the case may be, and delivered to the Company for inclusion in the minutes or filing with the corporate records. Section 2.12. Compensation of Directors. Directors who are salaried officers or employees of the Company shall receive no additional compensation for service as a Director or as a member of a committee of the Board of Directors. Each Director who is not a salaried officer or employee of the Company shall be compensated as determined by the Board of Directors. A Director may also serve the Company in a capacity other than that of Director or employee and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity. Section 2.13. Proxy Access. (a) Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting, subject to the provisions of this Section 2.13 and to the extent permitted by applicable law, the Company shall include in its proxy statement for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Shareholder Nominee”) to the Board of Directors by any shareholder or group of no more than twenty (20) shareholders (provided that two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, shall be treated for this purpose as one shareholder) that satisfies the requirements of this Section 2.13 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 2.13 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Company’s proxy materials (including the proxy card) pursuant to this Section 2.13. For purposes of this Section 2.13, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning each Shareholder Nominee and Eligible Shareholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated by the

16 SEC thereunder, by these Bylaws, by the Articles of Incorporation and by the listing standards of each principal U.S. securities exchange upon which the common stock of the Company is listed and (ii) if the Eligible Shareholder so elects, a written statement (not to exceed 500 words) in support of the Shareholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Company or the Board of Directors may include any other information in the proxy materials that it determines, in its discretion, relates to the nomination of the Shareholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.13. (b) If a Notice of Proxy Access Nomination is to be submitted at an Annual Meeting, it shall be delivered and received by the Secretary of the Company at the principal executive offices of the Company not later than one hundred twenty (120) days before, and not earlier than one hundred fifty (150) days before, the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting. However, if no Annual Meeting was held in the previous year or if the date of the Annual Meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, the Notice of Proxy Access Nomination shall be delivered to and received by the Secretary at the principal executive offices of the Company not later than the later to occur of (i) the date that is one hundred fifty (150) days prior to the date of the contemplated Annual Meeting or (ii) the date that is ten (10) days after the date of the first Public Announcement of the date of the contemplated Annual Meeting. (c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Company’s proxy materials with respect to an Annual Meeting shall not exceed twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.13 with respect to such Annual Meeting (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%), but not fewer than two. If one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting and the size of the Board of Directors is automatically reduced in accordance with Section 2.4 in connection therewith, the maximum number of Shareholder Nominees included in the Company’s proxy materials shall be calculated based on the number of Directors in office as so reduced. For purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 2.13 has been reached, each of the following persons shall be counted as one of the Shareholder Nominees: (i) any Shareholder Nominee who is subsequently withdrawn, (ii) any Shareholder Nominee whom the Board of Directors decides to nominate for election to the Board of Directors, (iii) any Director in office as of the Final Proxy Access Nomination Date who was included in the Company’s proxy materials as a Shareholder Nominee for either of the two preceding Annual Meetings and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors and (iv) the number of Directors in office or Director candidates that in either case will be included in the Company’s proxy materials with respect to such Annual Meeting as an unopposed (by the Company) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered

17 into in connection with an acquisition of voting stock, by such shareholder or group of shareholders, from the Company), other than any such Director referred to in this clause (iv) who at the time of such Annual Meeting will have served as a Director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the maximum number of Shareholder Nominees after such reduction with respect to this clause (iv) equals or exceeds one. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 2.13 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials. In the event the total number of Shareholder Nominees exceeds the maximum number of Shareholder Nominees provided for in this Section 2.13, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the maximum number is reached, proceeding in order from the largest to the smallest of such Eligible Shareholders based on the number of shares of common stock of the Company each Eligible Shareholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Company hereunder. If the maximum number of Shareholder Nominees provided for in this Section 2.13 is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder has been selected, the selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected by each Eligible Shareholder in accordance with this Section 2.13 will be the only Shareholder Nominees entitled to be included in the Company’s proxy materials and, following such selection, if the Shareholder Nominees so selected are not included in the Company’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 2.13), no other Shareholder Nominees will be included in the Company’s proxy materials or otherwise submitted for election pursuant to this Section 2.13. If, after the deadline for submitting a Notice of Proxy Access Nomination as set forth in Section 2.13(b), an Eligible Shareholder ceases to satisfy the requirements of this Section 2.13 or withdraws its nomination or a Shareholder Nominee ceases to satisfy the requirements of this Section 2.13 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Company: (i) shall not be required to include in its proxy materials the disregarded Shareholder Nominee and (ii) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy materials, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy materials and the election of such Shareholder Nominee will not be voted on at the Annual Meeting. (d) In order to make a nomination pursuant to this Section 2.13, an Eligible Shareholder must have owned (as defined below) at least three percent (3%) of the Company’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Company in accordance with this Section 2.13 and the record date for determining the shareholders entitled to vote at the Annual Meeting, and must continue to own the Required Shares through the date of the Annual Meeting. For purposes of this Section 2.13, a shareholder shall be deemed to “own” only those outstanding shares of common stock of the Company as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity to profit

18 from and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in a transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Company, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder and during any period in which the shareholder has loaned such shares; provided that the shareholder has the power to recall such loaned shares on no more than five (5) business days’ notice. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. No person may be included in more than one group constituting an Eligible Shareholder, and if any person appears as a member of more than one group, such person shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Company’s common stock as reflected in the Notice of Proxy Access Nomination, and no shares may be attributed as owned by more than one person constituting an Eligible Shareholder under this Section 2.13. (e) Within the period specified in this Section 2.13 for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Secretary of the Company: (i) One or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Company, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the Annual Meeting, one or more written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date in a form that satisfies the requirements as established by the SEC for a shareholder proposal under SEC Rule 14a-8 (or any successor rule); (ii) A copy of Schedule 14N (or any successor form) that has been filed with the SEC as required by SEC Rule 14a-18;

19 (iii) The information that would be required to be set forth in a shareholder’s nomination notice if the Eligible Shareholder were presenting the Shareholder Nominee for nomination pursuant to Section 1.12; (iv) An agreement containing agreements, representations and warranties that confirm that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (B) will continue to hold the Required Shares through the date of the Annual Meeting, (C) has not nominated and will not nominate for election for the Board of Directors at the Annual Meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.13, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of SEC Rule 14a-1(l) in support of the election of any individual as a Director at the Annual Meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any shareholder of the Company any form of proxy for the Annual Meeting other than the form distributed by the Company, (F) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, (G) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (H) assumes all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Company, its shareholders or any other person or out of the information that the Eligible Shareholder provided to the Company, in each case in connection with the Eligible Shareholder’s efforts to include its Shareholder Nominee(s) in the Company’s proxy materials or to nominate or elect such Shareholder Nominee(s), (I) indemnifies and holds harmless (jointly and severally with all other group members, in the case of a group member) the Company and each of its Directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.13 and (J) satisfies the eligibility requirements set forth in this Section 2.13; and (v) A completed questionnaire and written representation and agreement by the Shareholder Nominee as required under Section 1.12(f) to be provided by a Proposed Nominee for election as a Director of the Company. (f) In addition to the information required pursuant to Section 2.13(e) or any other provision of these Bylaws, the Company also may require each Shareholder Nominee to furnish any other information (i) that may reasonably be requested by the Company to determine whether the Shareholder Nominee would be independent under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Company is listed and any applicable SEC rules in determining and disclosing the independence of the Company’s Directors (the “Applicable Independence Standards”), (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of

20 such Shareholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Shareholder Nominee to serve as a Director of the Company. (g) If any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the Company or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect. (h) Notwithstanding anything to the contrary contained in this Section 2.13, the Company shall not be required to include in its proxy materials, pursuant to this Section 2.13, a Shareholder Nominee: (i) for any meeting of shareholders for which the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for nominees set forth in Section 1.12, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of SEC Rule 14a-1(l) in support of the election of any individual as a Director at the Annual Meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Company to be in violation of these Bylaws, the Company’s Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Company is listed, or any applicable state or federal law, rule or regulation, (v) who has become party to any agreement or understanding with any person or entity as to how such Shareholder Nominee will act or vote on any issue or question as a Director that has not been fully disclosed to the Company, (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who becomes a party to any agreement or understanding with any person or entity other than the Company with respect to compensation, reimbursement or indemnification in connection with service or action as a Director or nominee with respect to the Company that has not been fully disclosed to the Company, (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, (x) if the Eligible Shareholder or the applicable Shareholder Nominee has breached any of its obligations under these Bylaws or (xi) if the Eligible Shareholder or applicable Shareholder Nominee fails to comply with the obligations required under this Section 2.13. (i) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the shareholders meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder

21 Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations under this Section 2.13, as determined by the Board of Directors or the presiding officer or (ii) the Eligible Shareholder or the designated lead group member, as applicable, or any Qualified Representative thereof, does not appear at the Annual Meeting to present the nomination submitted pursuant to this Section 2.13 or the Eligible Shareholder withdraws its nomination prior to the Annual Meeting. (j) Whenever the Eligible Shareholder consists of a group of more than one shareholder, (i) each provision in this Section 2.13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, (ii) a breach of any obligation, agreement or representation under this Section 2.13 by any member of such group shall be deemed a breach by the Eligible Shareholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Company and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.13 (including withdrawal of the nomination). (k) Without limiting any other action that may be taken pursuant to this Section 2.13, the Company may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Statement included in the Notice of Proxy Access Nomination, that directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person. (l) Any Shareholder Nominee who is included in the Company’s proxy materials for a particular Annual Meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.13 for the next two Annual Meetings. For the avoidance of doubt, this Section 2.13(l) shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.13. (m) This Section 2.13 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Company’s proxy materials, except to the extent required by SEC Rule 14a-19. ARTICLE THREE. ELECTIONS OF OFFICERS AND CREATION OF COMMITTEES Section 3.1. Election of Officers. At the January meeting of the Board of Directors in each year or, if not done at that time, then at any subsequent meeting, the Board of Directors shall elect the officers of the Company.

22 Section 3.2. Committees. The Board of Directors is authorized and empowered (a) to create one or more committees and appoint members of the Board of Directors to serve on any such committee as the Board of Directors may think best and (b) to delegate to or confer upon such committees all or such part of its powers except as prohibited by the Code and to prescribe the exercise thereof as it may deem proper. ARTICLE FOUR. OFFICERS Section 4.1. Officers. The officers of the Company, unless otherwise provided by the Board of Directors from time to time, shall consist of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Corporate Executive Vice Presidents, one or more Corporate Senior Vice Presidents, a Treasurer and a Secretary, who shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Vice Chairman of the Board. The Board of Directors, or any officer to whom the Board may delegate such authority, may also appoint such other officers as it or they may see fit, and may prescribe their respective duties. All officers, however elected or appointed, may be removed with or without cause by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by the appointing officer or any officer senior to the appointing officer. Any two or more of the offices may be filled by the same person. Section 4.2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the Board of Directors. Except where the signature of the Chief Executive Officer or President is required by law, the Chairman of the Board shall have the same power as the Chief Executive Officer or President to sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments. The Chairman of the Board shall have such other powers and duties as from time to time may be assigned by the Board of Directors. Section 4.3. Vice Chairman of the Board. It shall be the duty of the Vice Chairman of the Board, in the absence of the Chairman of the Board, to preside at meetings of the shareholders and meetings of the Board of Directors. The Vice Chairman shall do and perform all acts incident to the office of Vice Chairman, subject to the approval and direction of the Board of Directors. Section 4.4. Chief Executive Officer. The Chief Executive Officer shall direct the business and policies of the Company and shall have such other powers and duties as from time to time may be assigned by the Board of Directors. In the event of a vacancy in the offices of Chairman and Vice Chairman of the Board or during the absence or disability of the Chairman and Vice Chairman, the Chief Executive Officer shall have all of the rights, powers and authority given hereunder to the Chairman of the Board. The Chief Executive Officer, in the absence of the Chairman and Vice Chairman of the Board, shall preside at meetings of the shareholders and meetings of the Board of Directors. The Chief Executive Officer may sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments on behalf of the Company, except in cases in which the signing thereof shall have been expressly delegated to some other officer or agent of the Company. In general, the Chief Executive Officer shall have the usual

23 powers and duties incident to the office of a Chief Executive Officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors or a committee thereof. Section 4.5. President. The President shall have general charge of the business of the Company subject to the specific direction and approval of the Chief Executive Officer or the Board of Directors. The President may also serve as Chief Executive Officer of the Company, if so designated by the Board of Directors. In the event of a vacancy in the office of Chief Executive Officer or during the absence or disability of the Chief Executive Officer, the President shall serve as Chief Executive Officer and shall have all of the rights, powers and authority given hereunder to the Chief Executive Officer. The President may sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments on behalf of the Company, except in cases in which the signing thereof shall have been expressly delegated to some other officer or agent of the Company. In general, the President shall have the usual powers and duties incident to the office of a president of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors, a committee thereof or the Chief Executive Officer. Section 4.6. Chief Operating Officer. The Chief Operating Officer shall have responsibility for the day-to-day operations of the Company. The Chief Operating Officer may sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments on behalf of the Company, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the Company. In general, the Chief Operating Officer shall have the usual powers and duties incident to the office of a Chief Operating Officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors, a committee thereof, the Chief Executive Officer or the President. Section 4.7. Corporate Executive Vice Presidents. Each shall have authority, on behalf of the Company, to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as each is authorized or directed to sign by the Board of Directors or a committee thereof, by the Chief Executive Officer or by the President. Each shall do and perform all acts incident to the office of the Corporate Executive Vice President of the Company or as may be directed by its Board of Directors or its committees, the Chief Executive Officer or the President. Section 4.8. Corporate Senior Vice Presidents. There shall be one or more Corporate Senior Vice Presidents of the Company, as the Board of Directors may from time to time elect. Each Corporate Senior Vice President shall have such power and perform such duties as may be assigned by or under the authority of the Board of Directors. Section 4.9. Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Company and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors, its committees, the Chief Executive Officer and the President upon request. The Treasurer shall perform all duties as may be assigned from time to time by or

24 under the authority of the Board of Directors. In the absence or disability of the Treasurer or at the direction of the Chief Executive Officer, the President or the Treasurer, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer. Section 4.10. Secretary. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of the shareholders and all meetings of the Board of Directors and any committees thereof. The Secretary shall have authority to give all notices required by law or these Bylaws and shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require the Secretary’s signature. The Secretary shall maintain and authenticate records of the Company (including without limitation those records required to be kept under subsections (a) of Sections 14-2-1601 and 14-2-1602 of the Code) and shall perform whatever additional duties and have whatever additional powers as may be assigned by or under the authority of the Board of Directors from time to time. In the absence or disability of the Secretary or at the direction of the Chief Executive Officer, the President or the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary. Section 4.11. Voting of Stock. Unless otherwise ordered by the Board of Directors and subject to the limitations of Section 14-2-721(b) of the Code, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President or any Corporate Executive Vice President of the Company shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock exercisable at such meetings. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons. ARTICLE FIVE. INDEMNIFICATION Section 5.1. Definitions. As used in this Article, the term: (a) “Company” includes any domestic or foreign predecessor entity of the Company in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction. (b) “Director” or “Officer” means an individual who is or was a member of the Board of Directors or an officer elected by the Board of Directors, respectively, or who, while a member of the Board of Directors or an officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An individual is considered to be serving an employee benefit plan at the Company’s request if such individual’s duties to the Company also impose duties on, or otherwise involve services by, the individual to the plan or to participants in or beneficiaries of the plan. “Director” or “Officer”

25 includes, unless the context otherwise requires, the estate or personal representative of a Director or Officer. (c) “Disinterested Director” or “Disinterested Officer” means a Director or Officer, respectively, who at the time of an evaluation referred to in Section 5.5(b) is not: (i) A Party to the Proceeding; or (ii) An individual having a familial, financial, professional, or employment relationship with the person whose advance for Expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s or Officer’s judgment when voting on the decision being made. (d) “Expenses” includes counsel fees. (e) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable Expenses incurred with respect to a Proceeding. (f) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding. (g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal. (h) “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of Expenses pursuant to Section 5.5, and shall not include a court making any determination under this Article or otherwise. Section 5.2. Basic Indemnification Arrangement. (a) The Company shall indemnify an individual who is a Party to a Proceeding because such individual is or was a Director or Officer against Liability incurred in the Proceeding; provided, however, that the Company shall not indemnify a Director or Officer under this Article for any Liability incurred in a Proceeding in which the Director or Officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (i) For any appropriation, in violation of such individual’s duties, of any business opportunity of the Company; (ii) For acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) For the types of liability set forth in Section 14-2-832 of the Code; or

26 (iv) For any transaction from which such individual received an improper personal benefit. (b) If any person is entitled under any provision of this Article to indemnification by the Company for some portion of Liability incurred, but not the total amount thereof, the Company shall indemnify such person for the portion of such Liability to which such person is entitled. Section 5.3. Advances for Expenses. (a) The Company shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable Expenses incurred by a Director or Officer who is a Party to a Proceeding because such individual is a Director or Officer if such individual delivers to the Company: (i) A written affirmation of such individual’s good faith belief that such individual’s conduct does not constitute behavior of the kind described in Section 5.2(a) above; and (ii) Such individual’s written undertaking (meeting the qualifications set forth below in Section 5.3(b)) to repay any funds advanced if it is ultimately determined that such individual is not entitled to indemnification under this Article or the Code. (b) The undertaking required by Section 5.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a Director or Officer seeks to enforce such individual’s rights to indemnification in a court pursuant to Section 5.4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that such individual is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired. Section 5.4. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a Party to a Proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code. Section 5.5. Determination of Reasonableness of Expenses. (a) The Company acknowledges that indemnification of, and advance expenses to, a Director or Officer under Section 5.2 has been pre-authorized by the Company as permitted by Section 14-2-859(a) of the Code, and that pursuant to the authority exercised under Section 14-2- 856 of the Code, no determination need be made for a specific Proceeding that such indemnification of or advances of expenses to the Director or Officer is permissible in the circumstances because such individual has met a particular standard of conduct. Nevertheless, except as set forth in Section 5.5(b) below, evaluation as to reasonableness of Expenses of a Director or Officer for a specific Proceeding shall be made as follows: (i) If there are two or more Disinterested Directors, by the Board of Directors of the Company by a majority vote of all Disinterested Directors (a majority of whom shall for

27 such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or (ii) If there are fewer than two Disinterested Directors, by the Board of Directors (in which determination Directors who do not qualify as Disinterested Directors may participate); or (iii) By the shareholders, but shares owned by or voted under the control of a Director or Officer who at the time does not qualify as a Disinterested Director or Disinterested Officer may not be voted on the determination. (b) Notwithstanding the requirement under Section 5.5(a) that the Reviewing Party evaluate the reasonableness of Expenses claimed by the proposed indemnitee, any Expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 5.5(a) within sixty (60) days following the later of: (i) The Company’s receipt of the affirmative undertaking required by Section 5.3(a); or (ii) The Company’s receipt of invoices for specific Expenses to be reimbursed or advanced. Section 5.6. Indemnification of Employees and Agents. The Company may indemnify and advance Expenses under this Article to an employee or agent of the Company who is not a Director or Officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance Expenses to a Director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors or Chief Executive Officer, in each case consistent with public policy. Section 5.7. Liability Insurance. The Company may purchase and maintain insurance on behalf of an individual who is a Director, Officer, employee or agent of the Company or who, while a Director, Officer, employee or agent of the Company, serves at the Company’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against Liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a Director, Officer, employee, or agent, whether or not the corporation would have power to indemnify or advance Expenses to such individual against the same Liability under this Article or the Code. Section 5.8. Witness Fees. Nothing in this Article shall limit the Company’s power to pay or reimburse Expenses incurred by a person in connection with such person’s appearance as a witness in a Proceeding at a time when such person is not a Party. Section 5.9. Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the Company indemnifies or advances Expenses to a Director or Officer in connection with a Proceeding by or in the right of the Company, the Company shall report the indemnification or advance to the shareholders.

28 Section 5.10. No Duplication of Payments; Nonexclusive. The Company shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The rights of a Director or Officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such individual may have under contract or the Code or otherwise. Section 5.11. Subrogation. In the event of payment under this Article, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. Section 5.12. Contract Rights. The right to indemnification and advancement of Expenses conferred hereunder to Directors and Officers shall be a contract right and shall not be affected adversely to any Director or Officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in such individual’s capacity as such) the right to consent or object to any subsequent amendment of these Bylaws. Section 5.13. Amendments. It is the intent of the Company to indemnify and advance Expenses to its Directors and Officers to the full extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia business corporation to provide to its directors or officers greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to the Company’s Directors and Officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of Expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. ARTICLE SIX. CAPITAL STOCK Section 6.1. Direct Registration of Shares. The Company may, with the Board of Directors’ approval, participate in a direct registration system approved by the SEC and by the New York Stock Exchange or any securities exchange on which the stock of the Company may from time to time be traded, whereby shares of capital stock of the Company may be registered in the holder’s name in uncertificated, book-entry form on the books of the Company. Section 6.2. Certificates for Shares. Except for shares represented in book-entry form under a direct registration system contemplated in Section 6.1, the interest of each shareholder in the Company shall be evidenced by a certificate or certificates representing shares of the Company which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall

29 indicate the date of issuance, the name of the Company and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by the Chairman of the Board, the President or Chief Executive Officer or a Corporate Executive Vice President and also by the Secretary or may be signed with the facsimile signatures of the Chairman of the Board, the President or Chief Executive Officer or a Corporate Executive Vice President and of the Secretary, and in all cases a stock certificate signed in facsimile must also be countersigned by the transfer agent for the stock. The corporate seal need not be affixed. Section 6.3. Transfer of Shares. The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents. Section 6.4. Authorization to Issue Shares and Regulations Regarding Transfer and Registration. The Board of Directors and any other committee of the Board of Directors so authorized by it shall have power and authority to issue shares of capital stock of the Company and to make all such rules and regulations as, respectively, they may deem expedient concerning the transfer and registration of shares of the capital stock of the Company. ARTICLE SEVEN. DISTRIBUTIONS AND DIVIDENDS Section 7.1. Authorization or Declaration. Unless the Articles of Incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code. Section 7.2. Record Date with Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Company’s shares) or a share dividend, the Board of Directors may fix a record date that is no earlier than the date the Board of Directors authorizes the distribution. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code. ARTICLE EIGHT. MISCELLANEOUS Section 8.1. Corporate Seal. The corporate seal of the Company shall be in such form as the Board of Directors may from time to time determine. If at any time it is inconvenient to use the corporate seal of the Company, the signature or name of the Company followed by or used in conjunction with the words “Corporate Seal” or “Seal” or words of similar import shall be deemed the seal of the Company. Section 8.2. Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the Company shall be opened to the inspection of shareholders, except those that are specifically required by law to be made open

30 to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in its discretion, the right of inspection set forth in Section 14-2- 1602(c) of the Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding. Section 8.3. Conflict with Articles of Incorporation or Code. To the extent that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, such provision of the Articles of Incorporation shall govern. To the extent that any provision of these Bylaws conflicts with any non-discretionary provision of the Code, such provision of the Code shall govern. Section 8.4. Severability. If any of the provisions of these Bylaws (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of these Bylaws shall remain enforceable to the fullest extent permitted by law. ARTICLE NINE. AMENDMENTS Section 9.1. Amendments. Subject, in each case, to the Articles of Incorporation: (a) the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws; (b) any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and the new Bylaws may be adopted, by the shareholders, as provided by the Code; and (c) Articles Ten and Eleven of these Bylaws shall be amended only in the manner provided by relevant provisions of the Code. ARTICLE TEN. FAIR PRICE REQUIREMENTS Section 10.1. Fair Price Requirements. All of the requirements of Article 11, Part 2, of the Code, included in Sections 14-2-1110 through 1113 (and any successor provisions thereto), shall be applicable to the Company in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

31 ARTICLE ELEVEN. BUSINESS COMBINATIONS Section 11.1. Business Combinations. All of the requirements of Article 11, Part 3, of the Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the Company in connection with any business combination, as defined therein, with any interested shareholder, as defined therein. ARTICLE TWELVE. EMERGENCY BYLAWS Section 12.1. Emergency Bylaws. This Article Twelve shall be effective only in an “Emergency,” which shall be deemed to exist if a quorum of the Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this Article Twelve, the preceding sections of these Bylaws shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article Twelve shall cease to be operative unless and until another Emergency shall occur. Section 12.2. Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by (a) any two members of the Board of Directors or such committee or (b) the Chairman of the Board of Directors, the President or the Secretary. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. Section 12.3. Quorum. At any meeting of the Board of Directors or a committee thereof called in accordance with Section 12.2, the presence or participation of one Director shall constitute a quorum for the transaction of business. If no Directors are able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as Directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as Directors, or committee members, as the case may be, of the Company. Section 12.4. Action Taken in Good Faith. Corporate action taken in good faith in accordance with this Article Twelve: (a) binds the Company and (b) may not be used to impose liability on a corporate Director, officer, employee or agent. Section 12.5. Amendment or Repeal. At any meeting called in accordance with Section 12.2, the Board of Directors may amend or repeal all or part of this Article Twelve as it deems to be in the best interests of the Company and that may be appropriate or necessary in light of the Emergency. The provisions of this Article Twelve shall also be subject to amendment or repeal by the shareholders. Notwithstanding the foregoing, no such amendment or repeal shall

32 modify the provisions of Section 12.4 above with regard to action taken in good faith in accordance with this Article Twelve before such amendment or repeal. Section 12.6. Definitions. For purposes of this Article Twelve, the term “Designated Officer” means any officer who is not a Director and who is serving the Company as the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Secretary, who shall be deemed to be a Director of the Company, or a member of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum and taking action during an Emergency.